  Exhibit 99.1

Company Contact:
BK Technologies, Inc.
William Kelly, EVP & CFO
(321) 984-1414

BK Technologies Reports Fourth Quarter and Twelve Months 2018 Results
-Annual Sales Grow 25%; Annual Operating Income Increases $7.4 Million from Prior Year-

WEST MELBOURNE, Florida – February 27, 2019 – BK Technologies, Inc. (NYSE American: BKTI) today announced financial and operating results for the fourth quarter and year ended December 31, 2018.

For the year ended December 31, 2018, sales increased 25.3% to approximately $49.4 million compared with approximately $39.4 million last year. Operating income for 2018 increased to approximately $2.4 million, compared with an operating loss of approximately $5.0 million last year; an improvement of approximately $7.4 million. The net loss for the year ended December 31, 2018 was approximately $195,000, or $0.01 per basic and diluted share, compared with a net loss of $3.6 million, or $0.27 per basic and diluted share last year.

The net loss for the year ended December 31, 2018 includes losses on investments in securities totaling approximately $2.7 million, compared with a gain of approximately $1.8 million last year.

For the fourth quarter ended December 31, 2018, revenues increased 13.3% to approximately $10.7 million, compared with approximately $9.4 million for the fourth quarter last year. An operating loss for the fourth quarter 2018 totaled approximately $532,000, compared with an operating loss of approximately $5.0 million for the fourth quarter last year. The net loss for the fourth quarter of 2018 was approximately $1.3 million, or $0.10 per basic and diluted share, compared with a net loss of approximately $4.3 million, or $0.31 per basic and diluted share, for the same quarter last year.

The net loss for the fourth quarter 2018 includes losses on investments in securities totaling approximately $1.3 million, compared with gains of approximately $546,000 for the same quarter last year.

The Company had approximately $21.0 million in working capital as of December 31, 2018, of which $17.0 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $26.7 million as of December 31, 2017, of which $12.7 million was comprised of cash, cash equivalents and trade receivables. During 2018, we repurchased 873,014 shares of our common stock, utilizing cash of approximately $3.3 million.

Tim Vitou, BK’s President, commented, “Overall, 2018 was a positive year for BK, marked by meaningful progress and improvements. Our sales growth from 2017 to 2018 was particularly encouraging, with 2018 representing one of BK’s best sales years in the last 20 years. During the year, we benefited from improvements in most every area of our operation. Many of the improvements were derived from the substantial changes we implemented since last year, and their impact is reflected in our 2018 financial and operating results compared with the prior year. These improvements and changes were the catalysts that drove sales growth, increasing gross profit margins and income from operations, while reducing inventory and generating positive cash flow. With the planned addition of new products in 2019, and a talented, quality-driven team, we should be well positioned to accelerate growth in the coming years.”

In June 2018, the Company changed its name from “RELM Wireless Corporation” to “BK Technologies, Inc.” and the Company’s stock began trading on the NYSE American stock exchange under the new ticker symbol “BKTI” as approved at the annual meeting of stockholders held on June 4, 2018.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Thursday, February 28, 2019. Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “BK Technologies, Inc. Conference Call” a few minutes before 9:00 a.m. Eastern Time on February 28, 2019. The call will also be webcast at http://www.bktechnologies.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until March 10, 2019 by dialing 877-481-4010 PIN#42399 (international/local participants dial 919-882-2331 PIN# 42399).

About BK Technologies

As an American manufacturer for over 70 years, BK Technologies is deeply rooted in the public safety communications industry, manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. BK Technologies’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations and any impact from a prolonged shutdown of the U.S. Government; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of our capital allocation strategy; government regulation; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

BK TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	(Unaudited)
	2018	2017	2018	2017
Sales, net	$10,676	$9,422	$49,380	$39,395

Expenses:
Cost of products	6,884	10,420	29,403	29,845
Selling, general and administrative	4,324	3,953	17,552	14,577
Total expenses	11,208	14,373	46,955	44,422

Operating (loss) income	(532)	(4,951)	2,425	(5,027)

Other (expense) income:
Interest income	38	14	102	46
(Loss) gain on investment in securities	(1,279)	546	(2,671)	1,833
Legal settlement	—	(1,436)	—	(1,436)
Loss on disposal of property, plant and equipment	—	(1)	—	(95)
Other (expense) income	(54)	41	(328)	(106)

Loss before income taxes	(1,827)	(5,787)	(472)	(4,785)

Discrete tax item-impact of tax reform	—	(665)	—	(665)
Income tax benefit	478	2,177	277	1,824

Net loss	$(1,349)	$(4,275)	$(195)	$(3,626)

Net loss per share-basic	$(0.10)	$(0.31)	$(0.01)	$(0.27)
Net loss per share-diluted	$(0.10)	$(0.31)	$(0.01)	$(0.27)

Weighted average shares outstanding-basic	13,243	13,691	13,464	13,625
Weighted average shares outstanding-diluted	13,243	13,691	13,464	13,625

BK TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$11,268	$7,147
Available-for-sale securities	—	9,184
Trade accounts receivable, net	5,721	5,524
Inventories, net	11,466	14,358
Prepaid expenses and other current assets	2,401	772
Total current assets	30,856	36,985

Property, plant and equipment, net	2,729	2,201
Investment in securities	1,919	—
Deferred tax assets, net	3,495	3,317
Other assets	192	298
Total assets	$39,191	$42,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,595	$5,971
Accrued compensation and related taxes	2,014	1,364
Accrued warranty expense	1,546	1,389
Accrued other expenses and other current liabilities	292	1,159
Dividends payable	256	273
Deferred revenue	180	157
Total current liabilities	9,883	10,313

Deferred revenue	1,596	481
Total liabilities	11,479	10,794

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,882,937 and 13,844,584 issued and 12,817,829 and 13,652,490 outstanding shares at December 31, 2018 and 2017, respectively	8,330	8,307
Additional paid-in capital	25,867	25,642
Accumulated deficit	(2,393)	(5,450)
Accumulated other comprehensive income	—	4,318
Treasury stock, at cost, 1,065,108 and 192,094 shares at December 31, 2018 and 2017, respectively	(4,092)	(810)
Total stockholders’ equity	27,712	32,007
Total liabilities and stockholders’ equity	$39,191	$42,801

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